Exhibit 10.26

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment Number No. 1

to Drug Discovery Collaboration and License Agreement

THIS AMENDMENT NO. 1 (the “Amendment”), is made and entered into as of the date of the last signature below (the “Effective Date”), by and between Olema Pharmaceuticals, Inc., a Delaware corporation with a business address of 780 Brannan Street, San Francisco, CA 94103 (hereinafter “Olema”) and Aurigene Oncology Limited (earlier known as Aurigene Discovery Technologies Limited), a corporation organized under the laws of India, having its principal place of business at 39-40(P), KIADB Industrial Area, Electronics City Phase II, Hosur Road, Bangalore-560100, India (hereinafter “Aurigene”). Olema and Aurigene are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, under the terms of the Drug Discovery Collaboration and License Agreement (the “Agreement”), dated June 7, 2022, by and between the Parties, the Parties desired to pursue a collaborative research program more particularly described in the Agreement; and

WHEREAS, the Parties hereto wish to amend the Agreement and they desire to memorialize such changes in this Amendment No. 1;

NOW, THEREFORE, in consideration of the following mutual promises, covenants and conditions hereinafter set forth, the Parties hereto agree as follows:

1.
Change of Corporate Address: The corporate headquarters address of Olema Pharmaceuticals, Inc. has changed to 780 Brannan Street, San Francisco, CA 94103.

2.
Change of name: The name Aurigene Discovery Technologies Limited has changed to Aurigene Oncology Limited.

3.
Article 3.4, Research Term, shall be extended through [ * ].

4.
Article 11.1, Notices, is hereby amended such that Olema and Aurigene address and contact is replaced with the following:

If to Olema: Olema Pharmaceuticals, Inc.

780 Brannan Street

San Francisco, CA 94103

Attention: Legal Department

Phone: [ * ]

Email: [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

If to Aurigene: Aurigene Oncology Limited

39-40(P), KIADB Industrial Area,

Electronics City Phase 2, Hosur Road

Bangalore - 560100 Karnataka India

Attn: Chief Executive Officer

Email: [ * ]

5.
Defined Terms. All initially capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

6.
No Other Modifications. All other terms, covenants, conditions, and obligations of the Agreement shall remain in full force and effect except as modified herein.

7.
Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Copies of signatures sent by facsimile transmission, or any other electronic means are deemed to be originals for purposes of execution and proof of this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

OLEMA PHARMACEUTICALS, INC. AURIGENE ONCOLOGY LIMITED

By: /s/ Sean Bohen	By: /s/ Murali Ramachandra
Print Name: Sean Bohen	Print Name: Murali Ramachandra
Title: Chief Executive Officer	Title: Chief Executive Officer
Date: 5/2/2024	Date: 5/2/2024